UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2022

ESSA Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania	18360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 421-0531

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ESSA	Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 6, 2022, ESSA Bancorp, Inc. (the “Company”) announced that its Board of Directors approved a stock repurchase program pursuant to which the Company may repurchase up to 500,000 shares of its common stock.

A copy of the press release announcing the stock repurchase program is included as Exhibit 99.1.

On June 6, 2022, the Company announced that it would make a payment of a cash dividend of $0.15 per share of common stock. This dividend represents an increase of $0.03 per share, or 25%, over the dividend paid in the previous quarter and will be paid to stockholders of record as of June 16, 2022, payable on June 30, 2022.

A copy of the press release announcing the dividend is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired. Not applicable.

(b)  Pro Forma Financial Information. Not applicable.

(c)  Shell Company Transactions. Not applicable.

(d)  Exhibits.

Exhibit No.	Description

99.1	ESSA Bancorp, Inc. press release dated June 6, 2022 announcing the stock repurchase program

99.2	ESSA Bancorp, Inc. press release dated June 6, 2022 announcing the dividend

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESSA BANCORP, INC.

DATE: June 7, 2022	By:	/s/ Gary S. Olson
Gary S. Olson, President and
Chief Executive Officer